Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$12,882
Unrealized Gain (Loss) on Market Value of Futures	(45,192)
Dividend Income	1,652
Interest Income	7,056
Total Income (Loss)	$(23,602)

Expenses
General Partner Management Fees	$3,822
Professional Fees	4,304
Brokerage Commissions	116
Non-interested Directors' Fees and Expenses	52
Prepaid Insurance Expense	181
NYMEX License Fee	76
Total Expenses	8,551
Expense Waiver	(3,966)
Net Expenses	$4,585
Net Income (Loss)	$(28,187)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/18	$6,199,840
Net Income (Loss)	(28,187)

Net Asset Value End of Month	$6,171,653
Net Asset Value Per Share (650,000 Shares)	$9.49

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612